UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007 (September 27, 2007)

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Bernard Poussot as Chief Executive Officer Effective January 1, 2008

On September 27, 2007, the Wyeth Board of Directors elected Mr. Bernard Poussot, age 55, to the position of President and Chief Executive Officer of Wyeth, effective January 1, 2008. Mr. Poussot is currently the President, Chief Operating Officer and Vice Chairman of Wyeth. Mr. Poussot is a Director of Wyeth. Robert Essner, Chairman and Chief Executive Officer of Wyeth, intends to remain in his current positions through the end of 2007 and then will continue as Chairman of the Board of Directors for a period of transition. Wyeth’s press release announcing Mr. Poussot’s election is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Election of Robert M. Amen to the Board of Directors Effective October 1, 2007

On September 27, 2007, the Wyeth Board of Directors, upon recommendation of the Nominating and Governance Committee, elected Mr. Robert M. Amen to the Board of Directors, effective October 1, 2007. Wyeth does not expect that Mr. Amen will be appointed to serve on any committees of the Board until at least April 2008. Wyeth’s press release announcing Mr. Amen’s election is attached hereto as Exhibit 99.2 and is incorporated into this Item 5.02 by reference.

Item 8.01.	Other Events.

Increase to Share Repurchase Program

On September 27, 2007, the Wyeth Board of Directors approved an increase to Wyeth’s previously authorized share repurchase program that authorizes the Company to buy back up to $5 billion of the Company’s common stock. This is inclusive of approximately $1.2 billion in repurchases already executed during 2007. The repurchase program has no time limit and may be suspended for periods or discontinued at any time. The Company intends to fund the share repurchase program with cash from operations. Wyeth’s press release announcing the increase to its share repurchase program is attached hereto as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

Adoption of Recoupment Policy

On September 27, 2007, the Wyeth Board of Directors, upon recommendation of the Compensation and Benefits Committee, approved the adoption of a policy on the recoupment of performance-based compensation in restatement situations. The policy provides that if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of Wyeth’s financial results, the Board will review all performance-based compensation awarded to or earned by that senior executive on the basis of performance during fiscal periods materially affected by the restatement. If, in the Board’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

The full text of the policy is available on the Corporate Governance section of Wyeth’s internet website at www.wyeth.com. The information contained on Wyeth’s website is not a part of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

(99.1)	Press Release, dated September 27, 2007, announcing the election of Bernard Poussot as Chief Executive Officer of Wyeth effective January 1, 2008.

(99.2)	Press Release, dated September 27, 2007, announcing the election of Robert M. Amen to the Wyeth Board of Directors.

(99.3)	Press Release, dated September 27, 2007, announcing the increase to Wyeth’s share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2007	WYETH

	By:	/s/ Eileen M. Lach
	Name:	Eileen M. Lach
	Title:	Vice President and Corporate Secretary (Duly Authorized Signatory)

EXHIBIT INDEX

Exhibit Number	Description
(99.1)	Press Release, dated September 27, 2007, announcing the election of Bernard Poussot as Chief Executive Officer of Wyeth effective January 1, 2008.

(99.2)	Press Release, dated September 27, 2007, announcing the election of Robert M. Amen to the Wyeth Board of Directors.

(99.3)	Press Release, dated September 27, 2007, announcing the increase to Wyeth’s share repurchase program.